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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Plug Power Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LETTER FROM OUR CHIEF EXECUTIVE OFFICER

April 29, 2020
Dear Fellow Stockholder:

Plug Power is the established leader within the hydrogen economy, serving high growth markets like supply chain and logistics, on-road electric vehicles, and stationary power through the deployment of fuel cell systems as well as the building and operating of hydrogen infrastructure—from the production of hydrogen to the development of fueling stations and everything in between. In 2019, we had positive commercial traction and margin expansion with multiple new strategic partnerships which culminated in outstanding value creation during the year.

We took strategic steps to position our company for accretive future growth. Plug Power has deployed more than 32,000 fuel cell units powering electric vehicles to new and recurring customers (with over 6,000 GenDrive units deployed in 2019), that have operated more than 300 million hours, an equivalent of more than 1 billion on-road miles. In total, we have built over 90 hydrogen stations and have dispensed approximately 27 million fuelings with our hydrogen station products. At the close of 2019, Plug Power had essentially built a cross-continental hydrogen highway in North America. These accomplishments remain unmatched.

The market rewarded us for these achievements as we achieved total return to shareholders of 155% in 2019, compared to 30% return in the S&P 500 Index.

We begin 2020 in a very strong financial position to continue building the clean hydrogen economy. We are poised for continued accretive growth and we believe we will be able to capitalize on the new opportunities that we are creating. We remain committed to expanding our business from material handling to on-road applications, which we believe will increase our addressable market in the near to medium term, and continuing to vertically integrate in critical stack components and manufacturing processes.

We are providing you this proxy statement to enable you to give us your input by voting. We hope that you will attend our 2020 annual meeting of stockholders which is scheduled to be held via the Internet on June 5, 2020. Details of the business to be conducted at the meeting are set forth in the accompanying proxy statement. In the event that you are unable to attend, we urge you to vote by mail, phone or the Internet, as described in the accompanying proxy statement.

Thank you for your continued support of our company.

Regards,

Andrew Marsh

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2020

        NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Plug Power Inc., a Delaware corporation (the "Company"), will be held on Friday, June 5, 2020, via the Internet at www.viewproxy.com/PlugPower/2020/VM, at 10:00 a.m. Eastern Time, for the purpose of considering and voting upon:

  1.
  The election of two (2) Class III Directors, each to hold office until the Company's 2023 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

  2.
  The approval of the non-binding advisory resolution regarding the compensation of the Company's named executive officers as described in the accompanying Proxy Statement;

  3.
  The ratification of KPMG LLP as the Company's independent registered public accounting firm for 2020; and

  4.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Due to the emerging public health impact of the evolving coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders, this year's Annual Meeting will be held in a virtual-only meeting format. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

        The Board of Directors has fixed the close of business on April 13, 2020 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock, par value $0.01 per share, and Series C Redeemable Convertible Preferred Stock, par value $0.01 per share, at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company at 968 Albany Shaker Road, Latham, New York 12110. The stockholder list will also be available online during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY'S AFFAIRS ARE IMPORTANT.

        Whether or not you expect to attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

        If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying Proxy Statement.

        If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders

Meeting to be Held on June 5, 2020

        This Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2019 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

By Order of the Board of Directors
Gerard L. Conway, Jr. Corporate Secretary

Latham, NY
April 29, 2020

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, June 5, 2020

        This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. ("we," "us," "our," "Plug Power" or the "Company") for use at the 2020 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held via the Internet at www.viewproxy.com/PlugPower/2020/VM, on Friday, June 5, 2020, at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being made available to our stockholders on or about April 29, 2020. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS, AND VOTING YOUR SHARES

  What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is for our stockholders to consider and vote upon the following matters:

  1.
  The election of two Class III Directors, each to hold office until the Company's 2023 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal;

  2.
  The approval of the non-binding advisory resolution regarding the compensation of our named executive officers as described in this Proxy Statement;

  3.
  The ratification of KPMG LLP as our independent registered public accounting firm for 2020; and

  4.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  Why is the 2020 Annual Meeting a virtual, online meeting?

        To support the health and well-being of our stockholders, employees and directors in light of the recent COVID-19 outbreak, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 outbreak, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We intend to return to holding an in-person annual meeting for our 2021 annual meeting of stockholders.

  How can I attend the Annual Meeting?

        The Annual Meeting will be a virtual meeting and you may not attend in person. In order to attend the meeting online, you must register in advance at www.viewproxy.com/PlugPower/2020 prior to the deadline of June 2, 2020 at 11:59 p.m., Eastern Time. You may attend the Annual Meeting online by following the instructions you receive once registration is complete. The meeting will start at 10:00 a.m., Eastern Time, on June 5, 2020. Online registration will begin at 5:00 p.m., Eastern Time on April 29, 2020, and you should allow ample time for the online registration.

        Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You may log on to the virtual meeting starting one hour before it begins. If you encounter any difficulties accessing the virtual meeting, please contact technical support, by emailing virtualmeeting@viewproxy.com or call 866-612-8937. There will be technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:30 a.m., Eastern Time, on June 5, 2020.

  Are there other things I should know if I intend to attend the virtual Annual Meeting?

        Please note that you can only access the virtual Annual Meeting via your unique link to the Annual Meeting that will be emailed to you at the time your registration is accepted, if registration was properly submitted prior to the deadline of June 2, 2020 at 11:59 p.m., Eastern Time.

  What is the record date and what does it mean?

        The record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 13, 2020 (the "Record Date"). The Record Date was established by the Board of Directors as required by Delaware law. On the Record Date, 323,158,795 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and 2,620 shares of the Company's Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock"), were issued and outstanding and entitled to vote at the Annual Meeting. As of the Record Date, the Series C Preferred Stock was convertible into 2,782,075 shares of Common Stock. As of the record date, there were approximately 1,120 holders of record of the Common Stock and two holders of record of the Series C Preferred Stock. However, management believes that a significant number of shares of Common Stock are held by brokers, banks or other nominees and that the number of stockholders beneficially holding our Common Stock in "street name" exceeds 134,000.

  Who is entitled to vote at the Annual Meeting?

        Only holders of record of the Common Stock and the Series C Preferred Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof.

  Can I access the Notice of Annual Meeting of Stockholders, this Proxy Statement and the 2019 Annual Report on 10-K on the Internet?

        Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of this Proxy Statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the "SEC").

  How many votes do I have?

        Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon. Each share of Series C Preferred Stock outstanding on the Record Date is entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Series C Preferred Stock is convertible (calculated by aggregating all shares of Series C Preferred Stock held by each record holder, multiplying that number of shares by the number of shares of Common Stock issuable for each share of Series C Preferred Stock, and rounding the number of shares of Common Stock issuable upon their conversion down to the nearest whole share) as of the Record Date on each matter to be voted upon. As of the Record Date, each share of Series C Preferred Stock was convertible into 1,061.861 shares of Common Stock.

  What is the required quorum for the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Common Stock and Series C Preferred Stock, taken together as a single class, entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, shares are counted as present at the Annual Meeting if a shareholder entitled to vote is present at the virtual meeting, or has submitted a properly signed proxy in writing, or by voting over the Internet or by telephone. We also count abstentions and broker non-votes as present for purposes of determining a quorum. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders entitled to vote thereat, present in person or represented, may adjourn the Annual Meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented.

  What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of the Annual Meeting has been sent directly to you by us. If your shares are held through one or more brokers, banks or other nominees, such broker, bank or nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name". You will receive the Notice of the Annual Meeting, this Proxy Statement and the voting instruction card from the third party or parties through which you hold our shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. You will receive instructions from your nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your nominee included with these proxy materials, or contact your nominee to request a proxy form. We encourage you to provide voting instructions to your nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

  What is a broker non-vote?

        Under New York Stock Exchange ("NYSE") rules, if you hold shares through a bank, broker or other institution and you do not timely provide voting instructions to them before the Annual Meeting, that firm has the discretion to vote your shares only on proposals that are routine as determined by the NYSE. Such firm will not have the discretion to vote your shares on proposals that are non-routine as determined by the NYSE. Broker non-votes occur when shares represented at the Annual Meeting held by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner or person entitled to vote such shares and either the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority.

  How will my shares be voted if I am a stockholder of record?

        Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting online and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

  How do I vote my shares?

        Your vote is very important to us. If you are a stockholder of record, you can vote your shares in one of the methods explained below:

  •
  By Telephone—All record holders can vote by touch-tone telephone (within the United States, U.S. territories and Canada, there is no charge for the call) using the 1-800-690-6903 telephone number on the proxy card, using the procedures and instructions described on the proxy card.

  •
  Via the Internet Prior to the Annual Meeting—All record holders can transmit their proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice of the Annual Meeting and the proxy card. If you vote over the Internet prior to the Annual Meeting, you will need to have your Notice of the Annual Meeting or proxy card in hand to access the website. The website is available at www.proxyvote.com.

  •
  Via the Internet During the Annual Meeting—All record holders can vote your shares online while virtually attending the Annual Meeting by following the instructions provided during the Annual Meeting. In order to attend and vote during the virtual meeting, you must register in advance at www.viewproxy.com/PlugPower/2020 prior to the deadline of June 2, 2020 at 11:59 p.m., Eastern Time. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

  •
  By Mail—All record holders can vote by mailing your proxy card as described in the proxy materials.

        Stockholders that own stock in "street name" must demonstrate proof of beneficial ownership to virtually attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote at the meeting. Your bank, broker or other nominee will provide you with instructions that you must follow to have your shares voted.

        The Board of Directors has appointed Andrew J. Marsh, President and Chief Executive Officer, and Gerard L. Conway, Jr., General Counsel, Corporate Secretary and Senior Vice President, to serve as the proxies for the Annual Meeting.

        If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under "What if I do not specify how I want my shares voted?" below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

        If you hold your shares in "street name," and complete the voting instruction card provided by your broker, bank or other nominee except with respect to one or more of the voting instructions, then your broker may be able to vote your shares with respect to the proposal as to which you provide no voting instructions. See "What is a broker non-vote?" above.

        Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on June 4, 2020, and mailed proxy cards must be received by 11:59 p.m. Eastern Time on June 4, 2020 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in "street name" will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

  What are my choices when voting?

        With respect to the election of a director (Proposal 1), votes may be cast in favor of or withheld from the nominee. With respect to each of Proposals 2 and 3, stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

  What are the Board of Directors' recommendations on how I should vote my shares?

        The Board of Directors recommends that you vote your shares as follows:

        Proposal 1—FOR the election of each of the two nominees of the Board of Directors as a Class III Director of the Company;

        Proposal 2—FOR the approval of the non-binding advisory resolution regarding the compensation of the Company's named executive officers; and

        Proposal 3—FOR the ratification of KPMG LLP as the Company's independent auditors for 2020.

  What if I do not specify how I want my shares voted?

        If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, in the following manner:

        Proposal 1—FOR the election of each of the two nominees of the Board of Directors as a Class III Director of the Company;

        Proposal 2—FOR the approval of the non-binding advisory resolution regarding the compensation of the Company's named executive officers; and

        Proposal 3—FOR the ratification of KPMG LLP as the Company's independent auditors for 2020.

        If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See "What is a broker non-vote?" above.

  Can I change my vote or revoke my proxy?

        Yes. If you are a record holder, you may revoke your proxy at any time before it is voted on any matter at the Annual Meeting by any of the following means:

  •
  Voting online by telephone or over the Internet as described in the "How do I vote my shares" section above;

  •
  If you complete a new valid proxy bearing a later date and return it by mail or transmit it using the telephone or Internet voting procedures prior to the Annual Meeting described in the "How do I vote my shares" section above; and

  •
  Giving written notice of revocation to the Company addressed to the Corporate Secretary, at the Company's address above, which notice must be received before 11:59 p.m., Eastern Time, on June 4, 2020.

        Virtually attending the Annual Meeting, without voting online during the Annual Meeting, will not revoke your prior Internet vote, telephone vote or proxy submitted by mail, as the case may be.

        If you are a "street name" holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Please contact your bank, broker, or other nominee and follow its directions to change your vote.

  What vote is required to approve each proposal?

        With respect to the election of directors (Proposal 1), a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to elect a nominee as a director of the Company. Approval of each of Proposals 2 and 3 requires the affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Series C Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on such Proposal.

  How are abstentions and broker non-votes treated?

        Abstentions are included in the determination of the number of shares present at the virtual Annual Meeting for determining a quorum at the meeting. For Proposal 1, abstentions will have no effect in determining the outcome of the election of directors. For each of Proposals 2 and 3, abstentions will be included in determining the number of shares present and entitled to vote on the Proposal, thus having the effect of a vote against the Proposal.

        Broker non-votes, if any, are included in the determination of the number of shares present at the virtual Annual Meeting for determining a quorum at the meeting. Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome for Proposals 1, 2 and 3.

  What are the solicitation expenses and who pays the cost of this proxy solicitation?

        Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to ask for proxies. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $12,500 plus reimbursement of expenses. The fees of MacKenzie Partners, Inc. as well as the reimbursement of expenses of MacKenzie Partners, Inc. will be borne by us.

  Is this Proxy Statement the only way that proxies are being solicited?

        No. In addition to the solicitation of proxies by use of the mail, our officers and employees, as well as MacKenzie Partners, Inc., may solicit the return of proxies, either by mail, telephone, fax or e-mail. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the

Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.

  Where can I find voting results?

        The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

  What is "householding" and how does it affect me?

        With respect to eligible stockholders who share a single address, we may send only one notice or proxy statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as "householding", is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attn: Investor Relations or call the Company at (518) 782-7700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our notice or proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

        We hereby undertake to deliver promptly, upon written or oral request, a copy of the notice or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

  What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of the Notice of the Annual Meeting or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of the Annual Meeting for shares held in your name and a notice or voting instruction card for shares held in "street name." Please follow the directions provided in the Notice of the Annual Meeting and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

  Who can help answer my questions?

        The information provided above in this "Question and Answer" format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. Please feel free to contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., if you have any questions or need assistance in voting your shares. Banks and brokers may call MacKenzie Partners, Inc. at (212) 929-5500. Shareholders may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at PROXY@MACKENZIEPARTNERS.COM.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        At the Annual Meeting, two Class III Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2023 and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The Board of Directors has nominated each of Lucas P. Schneider and Jonathan Silver for re-election as a Class III Director. Shares represented by each properly executed proxy will be voted for the re-election of Lucas P. Schneider and Jonathan Silver as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required

        A quorum being present, a plurality of the votes cast by the holders of the shares present or represented by proxy is required to elect a nominee as a director of the Company. You may vote "FOR" all nominees, "WITHHOLD" for all nominees, or "WITHHOLD" for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation of the Board

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR OF THE COMPANY.

INFORMATION ABOUT OUR DIRECTORS

        The number of directors of the Company is presently fixed at nine (9), and the Board of Directors currently consists of eight (8) members. The Board of Directors is divided into three classes, with three (3) directors in Class I, three (3) directors in Class II, and two (2) directors in Class III. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company's stockholders at each Annual Meeting of Stockholders.

        The Board of Directors has nominated Lucas P. Schneider and Jonathan Silver for re-election as Class III Directors.

        The Board of Directors has determined that Ms. Helmer, Dr. Kenausis and Messrs. McNamee, Willis, Silver, Roth, and Schneider are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the "NASDAQ Rules").

        The positions of Chief Executive Officer and Chairman of the Board are currently separated, with Andrew J. Marsh serving as our Chief Executive Officer since 2008 and George C. McNamee serving as Chairman of the Board since 1997. Separating these positions allows our Chief Executive Officer to focus on the Company's day-to-day business operations, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our By-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that our current leadership structure is appropriate because it provides an effective balance between strategy development and independent leadership and management oversight. If the position of Chairman is vacant, or if he or she is absent, the Chief Executive Officer will preside, when present, at meetings of stockholders and of the Board of Directors.

        Set forth below is certain information regarding the directors of the Company, including the two Class III Directors who have been nominated for re-election at the Annual Meeting. The ages of and biographical information regarding the nominees for re-election and each director who is not standing for election is based on information furnished to the Company by each nominee and director and is as of April 13, 2020.

Name	Age	Director Since
Class I—Term Expires 2021
Andrew J. Marsh	64	2008
Gary K. Willis(1)(2)	74	2003
Maureen O. Helmer(1)(3)	63	2004
Class II—Term Expires 2022
George C. McNamee(2)	73	1997
Johannes M. Roth(2)(3)	41	2013
Gregory L. Kenausis(1)	50	2013
Class III—Term Expires 2020
Lucas P. Schneider(3)*	51	2017
Jonathan Silver(3)*	62	2018

*
Nominee for re-election.

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Corporate Governance and Nominating Committee.

        The principal occupation and business experience for at least the last five years for each director of the Company is set forth below. The biographies of each of the directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

Class I Directors

        Andy Marsh joined Plug Power as President and CEO in April 2008. Under his leadership, Plug Power has led innovation, bringing the hydrogen fuel cell market from concept to commercialization, as the world moves forward towards electrification. Early on, Mr. Marsh identified material handling as the first commercially viable market targeted by Plug Power. Today, the firm's fuel cell solutions are leveraged by world leaders such as Amazon, Walmart, and Carrefour to power industrial electric vehicles. As President and CEO, Mr. Marsh plans and directs all aspects of the organization's policies and objectives, and is focused on building a company that leverages Plug Power's combination of technological expertise, talented people and focus on sales growth to continue the Company's leadership stance in the future alternative energy economy. Mr. Marsh continues to spearhead hydrogen fuel cell innovations, and his ability to drive revenue growth has landed Plug Power on Deloitte's Technology Fast 500TM list in 2015 and 2016. Previously, Mr. Marsh was a co-founder of Valere Power, where he served as CEO and Board Member from the Company's inception in 2001, through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenue derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh's tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions. Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally, he is the Chairman of the Fuel Cell and Hydrogen Energy Association, and sits as a member of the Hydrogen and Fuel Cell Tactical Advisory Committee ("HTAC"). HTAC has the important responsibility to provide advice to the Department of Energy regarding its hydrogen and fuel cell program goals, strategies, and activities. Internationally, Mr. Marsh represents Plug Power in their role as supporting members of the Hydrogen Council, a global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition Mr. Marsh has also served on the board of directors of GEVO, Inc. since February 2015. Mr. Marsh holds an MSEE from Duke University and an MBA from Southern Methodist University.

        Gary K. Willis has been a director of the Company since 2003. Mr. Willis previously served as the President of the Zygo Corporation ("Zygo") from February 1992 to 1999 and the Chief Executive Officer from 1993 to 1999. Mr. Willis served as a director of Zygo from 1992 to November 2000, including as Chairman of the Board from 1998 to 2000. Zygo, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute. We believe Mr. Willis' qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

        Maureen O. Helmer has been a director of the Company since 2004. Ms. Helmer is currently a member of the law firm Barclay Damon, LLP and is the Co-Chair of the firm's Regulatory Practice Area. Prior to her joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission ("PSC") from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the PSC from 1997 until 1998 and was General Counsel to PSC from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC. In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security, the Center for Economic Growth, and New York Women in Communications and Energy. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo law school. She is admitted to practice law in New York. We believe Ms. Helmer's qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

Class II Directors

        George C. McNamee serves as Chairman of the Company's Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies Inc. and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. As an executive and director of numerous companies, Mr. McNamee has navigated technological change, rapid- growth, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee has previously served on several public company boards, including the boards of Mechanical Technology Inc. and the Home Shopping Network. He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. In 2011, Mr. McNamee was the first history major awarded the Yale Science and Engineering Association Distinguished Service Award. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for 12 years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored a book on the Chicago Conspiracy Trial. He received his Bachelor of Arts degree from Yale University. We believe Mr. McNamee's qualifications to sit on our Board include his experience serving on technology company boards, his background in investment banking, which has given him broad exposure to many financing and merger and acquisition issues, and experience with the financial sector and its regulatory bodies.

        Johannes M. Roth has been a director of the Company since April 2013. Mr. Roth is the founder of and, since 2006, has been Managing Director and Chairman of FiveT Capital Holding AG, an investment holding company based in Switzerland with businesses specializing in asset management, risk management and alternative investments. Since 2006, Mr. Roth has been a board member of FiveT Capital AG, Zürich, Switzerland, which advises several long-only funds and operates an asset management business for high net-worth individuals. Mr. Roth has also served on the board of directors of GEVO, Inc. since July 2015. Mr. Roth earned a master's degree in Management and Economics from the University of Hohenheim. We believe Mr. Roth's qualifications to sit on our Board include his background in financial investments, financial and risk management and equity capital markets as well as his experience in management positions.

        Gregory L. Kenausis has been a director of the Company since October 2013. Dr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of research and trading activity and is responsible for managing the fund's operations and structure. He also has worked extensively as a business consultant with a focus on business development and strategy, as well as valuation. Dr. Kenausis earned a bachelor's degree from Yale University and a doctoral degree from the University of Texas at Austin. We believe Dr. Kenausis's qualifications to sit on our Board include his background and senior level experience in financial investments, business development and strategy, management and equity capital markets.

Class III Directors and Director Nominees

        Lucas P. Schneider has served as a director of the Company since March 2017. Mr. Schneider is the Chief Operating Officer of Wejo, Ltd., an early-stage connected vehicle data marketplace company. Prior to to his current role, Mr. Schneider has served as the Chief Executive Officer of Silvercar, an Austin, TX-based start-up that focuses on the rental car space and other vehicle mobility applications from 2012 until December, 2018. In 2017, Silvercar was acquired by Audi AG. Prior to Silvercar, Mr. Schneider was the Chief Technology Officer of Zipcar. He served at Flexcar as Chief Technology Officer and Vice President of Strategy. He has also held various positions with Ford. Mr. Schneider received a Master of Business Administration, specializing in Operations and Strategy from the Tepper School of Business at Carnegie Mellon University and a Bachelor of Science degree in Mechanical Engineering from University of Texas at Austin. We believe Mr. Schneider's qualifications to sit on our Board include his extensive experience in helping guide companies, ranging from start-ups to large enterprises, through major business milestones including IPOs, mergers, acquisitions, and product development.

        Jonathan Silver has served as a director of the Company since June 2018. Mr. Silver is one of the nation's leading clean economy investors and advisors. Named one of the country's top-ten green-tech "influencers", Mr. Silver led both the federal government's $40 billion clean energy investment fund and its $20 billion fund focused on electric vehicles from 2009 to 2011. Since 2015, Mr. Silver has served as the Managing Partner of Tax Equity Advisors LLC, an advisory firm managing investments in solar power projects on behalf of large corporations. He currently sits on the boards of National Grid (NGG:NSYE), a global utility, and Intellihot, a leading player in the tankless water heating space. Earlier, he served on the board of Eemax and Sol Systems and as a Senior Advisor to ICF, one of the country's largest energy and environmental consulting firms, and to NextEra, the nation's largest energy provider, and Marathon Capital, a leading power industry-focused investment bank. In 1999, Mr. Silver was the co-founder of Core Capital Partners, a successful venture capital investor in battery technology, advanced manufacturing, telecommunications and software. From 1990 to 1992, he was a Managing Director, and the Chief Operating Officer of Tiger Management, one of the country's largest and most successful hedge funds. He has also held senior operating positions, including chief operating officer and executive vice president, in several companies. Mr. Silver began his career in 1982 at McKinsey and Company, a global management consulting firm, working on strategic planning efforts for some of the nation's largest financial institutions and corporations. Mr. Silver has served as a senior advisor to four U.S. Cabinet Secretaries: Energy (2009 to 2011), Commerce (1992 to 1993), Interior (1993 to 1995) and Treasury (1992 to 1994). He is on the board of Resources for the Future and has been on the boards of the Wind Energy Foundation and American Forests. We believe Mr. Silver's qualifications to sit on our board include his extensive experience with the alternative energy industry.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors (the "Board of Directors" or "Board") of the Company held 12 meetings during the fiscal year ended December 31, 2019 ("Fiscal 2019"). The Board has established three standing committees, an Audit Committee (the "Audit Committee"), a Compensation Committee (the "Compensation Committee"), and a Corporate Governance and Nominating Committee (the "Governance Committee"). During Fiscal 2019, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he or she served).

        Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management's responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Governance Committee exercise oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. The Board and each of these Committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance, while the Governance Committee is responsible for oversight of risks relating to management and Board succession planning. The Compensation Committee is responsible for the oversight of risks related to compensation matters.

        The Chief Financial Officer and the General Counsel report to the Board regarding ongoing risk management activities at the regularly scheduled, quarterly Board meetings and may report on risk management activities more frequently, as appropriate. Additionally, risk management is a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings.

Audit Committee

        The Audit Committee consists of Dr. Kenausis (Chair), Mr. Willis, and Ms. Helmer. The Audit Committee held five meetings during Fiscal 2019.

Audit Committee Report

        The Audit Committee of the Board is currently composed of three directors, each of whom is an independent director as defined in the NASDAQ Rules and the applicable rules of the SEC. In addition, the Board has made a determination that Dr. Kenausis qualifies as an "audit committee financial expert" as defined in the applicable rules of the SEC. Dr. Kenausis' designation by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

        The Audit Committee's primary responsibility is for oversight of the Company's accounting and financial reporting processes, audits of the Company's financial statements, and internal control over financial reporting. A more complete description of the Audit Committee's functions is set forth in the Audit Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

        In accordance with the Audit Committee's charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KPMG"), report directly to the Audit Committee and are responsible for performing an integrated audit of the Company's consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company's independent registered public accounting firm, (ii) evaluating such independent registered public accounting firm's qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) pre-approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company's accounting and financial reporting processes and the integrated audit of the Company's financial statements and internal control over financial reporting, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

  •
  the scope of the annual integrated audits;

  •
  fees to be paid to the independent registered public accounting firm;

  •
  the performance of the Company's independent registered public accounting firm;

  •
  compliance with accounting and financial policies; and

  •
  the Company's procedures and policies relative to the adequacy of internal controls over financial reporting.

        The Audit Committee reviewed and discussed with management of the Company and KPMG the Company's audited consolidated financial statements for the fiscal year ended December 31, 2019, including management's assessment of the effectiveness of the Company's internal controls over financial reporting as of December 31, 2019. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and that the internal control over financial reporting was effective as of December 31, 2019.

        Additionally, the Audit Committee has discussed with KPMG any matters required to be discussed under professional standards which include, among other items, matters related to the conduct of the integrated audit of the Company's annual consolidated financial statements and internal control over financial reporting. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within U.S. generally accepted accounting principles that KPMG discussed with management, if any, and the ramifications of using such alternative treatments and other written communications between KPMG and management.

        KPMG has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent public accounting firm's communications with audit committees concerning auditor independence, and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee has also concluded that KPMG's performance of services is compatible with KPMG's independence.

        The Audit Committee also discussed with KPMG their overall scope and plans for their integrated audit of the consolidated financial statements and internal control over financial reporting, and met with KPMG, with and without management present, to discuss the results of their audit and the overall quality of the Company's financial reporting. The Audit Committee also discussed with KPMG whether there were any audit problems or difficulties, and management's response.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. This report is provided by the following independent directors, who constitute the Audit Committee:

  Gregory L. Kenausis (Chairman)
  Maureen O. Helmer
  Gary K. Willis

Independent Auditors' Fees

        The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company's annual financial statements and internal control over financial reporting and fees billed for other services rendered by KPMG:

	2019	2018
Audit Fees	$1,064,325	$1,191,000
Audit-Related Fees	$30,000	$23,500
Tax Fees	—	—
All Other Fees	—	—

Total	$1,094,325	$1,214,500

        In the above table, and in accordance with SEC definitions and rules: (1) "audit fees" are fees for professional services for the audit of the Company's consolidated financial statements included in Form 10-K, audit of the Company's internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; (3) "tax fees" are fees for tax compliance, tax advice, and tax planning; and (4) "all other fees" are fees for any services not included in the first three categories.

        The Audit Committee pre-approved all audit and audit-related services provided to the Company by KPMG during Fiscal 2019.

Compensation Committee

        The Compensation Committee consists of Messrs. Willis (Chair), Roth and McNamee, each of whom is an independent director under the NASDAQ Rules. The Compensation Committee held six meetings during Fiscal 2019. See "Compensation Committee Report" and "Compensation Committee Interlocks and Insider Participation" for a further description of the Compensation Committee and its activities in Fiscal 2019. The Compensation Committee's primary responsibilities include (i) reviewing, prescribing and approving compensation policies, plans and programs that are appropriate for the Company in light of all relevant circumstances, that provide incentives to achievement of the Company's goals and objectives, that are consistent with the culture of the Company and that further the overall goal of building stockholder value; and (ii) reviewing and approving changes to the Company's executive officers and management team as the Company's needs and priorities evolve over time. A more complete description of the Compensation Committee's functions is set forth in the Compensation Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

Corporate Governance and Nominating Committee

        The Governance Committee consists of Ms. Helmer (Chair) and Messrs. Roth, Schneider and Silver, each of whom is an independent director under the NASDAQ Rules. The Governance Committee held four meetings during Fiscal 2019. The Governance Committee's responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the NASDAQ Rules, (iii) identifying individuals qualified to become board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Governance Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Governance Committee's functions is set forth in the Governance Committee's charter which is published on the "Investors" section of the Company's website at www.plugpower.com.

Director Compensation

        The Compensation Committee periodically reviews the Company's Non-Employee Director Compensation Plan (the "Plan") to ensure that the compensation aligns the directors' interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considers whether the Plan fairly compensates the Company's directors when considering the work required in a company of the size and scope of the Company, and looks at peer group compensation for directors to determine whether our director compensation is reasonable and competitive in relation to our peers. Employee directors do not receive additional compensation for their services as directors.

        During late 2018 and early 2019, the Compensation Committee engaged Radford, part of Aon plc, ("Radford") as an independent compensation consultant to aid the Compensation Committee in its oversight of executive compensation and non-employee director compensation. See "Independent Compensation Consultant" under "Executive Compensation" for further discussion.

        Pursuant to the Plan, upon initial election or appointment to the Board, each non-employee director receives a non-qualified stock option to purchase a number of shares equal to $150,000 divided by the closing price of the Common Stock on the grant date, with an exercise price equal to fair market value of the Common Stock on the grant date and that becomes fully vested and exercisable on the first anniversary of the grant date. Each year of a non-employee director's tenure, the director receives an equity grant comprised of (i) a non-qualified stock option for a number of shares equal to $62,500 divided by the closing price of the Common Stock on the date of grant and (ii) a number of shares of restricted Common Stock equal to $62,500 divided by the closing price of the Common Stock on the grant date. The stock option portion of the grant has an exercise price equal to the fair market value of the Common Stock on the grant date and becomes fully vested and exercisable on the first anniversary of the grant date. The restricted Common Stock grant becomes fully vested on the first anniversary of the grant date.

        Under the Plan, each non-employee director is paid an annual retainer of $40,000 ($85,000 for any non-employee Chairman) for his or her services. Committee members receive additional annual retainers for their service on committees of the Board in accordance with the following table:

Committee	Chairman	Member
Audit Committee	$20,000	$15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

        These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. The total amount of the annual retainer is paid in a combination of 50% cash and 50% Common Stock, provided that the director may elect to receive a greater portion (up to 100%) of the total retainer in Common Stock. All Common Stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at board meetings.

Non-Employee Director Compensation Table

        The following table shows the compensation received or earned by each of our non-employee directors in Fiscal 2019. Mr. Marsh, who is our President and Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Marsh, as a named executive officer, is presented in "Executive Compensation—2019 Summary Compensation Table" below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total ($)
Gary K. Willis	70,000	62,500	44,913	177,413
George C. McNamee	90,000	62,500	44,913	197,413
Gregory L. Kenausis	57,651	62,500	44,913	165,064
Johannes M. Roth	50,000	62,500	44,913	157,413
Gregory Graves(4)	26,538	—	—	26,538
Maureen O. Helmer	65,000	62,500	44,913	172,413
Jonathan Silver	45,000	62,500	44,913	152,413
Lucas P. Schneider	45,000	62,500	44,913	152,413

(1)
Each of the following non-employee directors elected to receive all or a portion of their annual retainers in Common Stock in lieu of cash in the following amounts: Gary Willis ($35,000), George McNamee ($45,000), Gregory Kenausis ($34,356), Johannes Minho Roth ($50,000), Gregory Graves ($13,269), Maureen Helmer ($32,500), Jonathan Silver ($22,500) and Lucas Schneider ($22,500).

(2)
This column represents the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of the Common Stock on the date of grant. Stock awards granted to directors as part of their annual retainer are fully vested upon grant and annual restricted stock awards made to directors vest in full on the first anniversary of the grant date. For additional information on stock awards, refer to note 15 of the Company's consolidated financial statements in our Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2019, the following non-employee directors each held 27,056 shares of restricted stock: Gary Willis, George McNamee, Gregory Kenausis, Johannes Minho Roth, Maureen Helmer, Jonathan Silver and Lucas Schneider.

(3)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 15 of the Company's consolidated financial statements in our Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2019, the non-employee directors held options to purchase the following numbers of shares of Common Stock: Jonathan Silver (104,376), Gary Willis (249,420), George McNamee (259,020), Gregory Kenausis (221,020), Johannes Minho Roth (231,020), Maureen Helmer (243,420) and Lucas Schneider (187,372).

(4)
Mr. Graves resigned from our Board effective June 10, 2019.

Policy Governing Director Attendance at Annual Meetings

        All of our directors are expected to attend the Company's Annual Meetings of Stockholders, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2019 Annual Meeting, the Company had nine (9) directors, nine (9) of whom attended the 2019 Annual Meeting.

Policies Governing Director Nominations

  Securityholder Recommendations

        The Governance Committee's current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Governance Committee. All securityholder recommendations for director candidates must be submitted to the Company's Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Governance Committee. We did not receive any securityholder recommendations for director candidates for election at the 2020 Annual Meeting. All securityholder recommendations for director candidates for election at the Company's 2021 annual meeting must be submitted to the Company's Corporate Secretary not less than 90 days nor more than 120 days prior to June 5, 2021 (or no earlier than February 5, 2021 and no later than March 7, 2021), and must include the following information:

  •
  the name and address of record of the stockholder;

  •
  a representation that the securityholder is a record holder of the Company's stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  •
  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

  •
  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on the Board approved by the Governance Committee from time to time;

  •
  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

  •
  the consent of the proposed director candidate (i) to be named in the proxy statement relating to the Annual Meeting of Stockholders and (ii) to serve as a director if elected at such annual meeting; and

  •
  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

  Board Membership Criteria

        The Governance Committee has established criteria for membership on the Board. These criteria include the following specific, minimum qualifications that the Governance Committee believes must be met by a Governance Committee recommended nominee for a position on the Board:

  •
  The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Governance Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of the Company and its stockholders.

        In addition to the minimum qualifications for each nominee set forth above, the Governance Committee will recommend that the Board select persons for nomination to help ensure that:

  •
  the Board will be comprised of a majority of "independent directors" in accordance with NASDAQ rules;

  •
  each of the Audit, Compensation and Governance Committees shall be comprised entirely of independent directors;

  •
  each member of the Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

  •
  at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

        Finally, in addition to any other standards the Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Governance Committee, when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.

        The Governance Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing members of the Board and other nominees, best serve the interests of the Company and its stockholders.

  Identifying and Evaluating Nominees

        In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our Guidelines specify that the value of diversity on the Board should be considered by the Governance Committee in the director identification and nomination process. The Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. For a more comprehensive discussion of our Governance Committee's current policy with regard to the consideration of director candidates, please refer to "Policies Governing Director Nominations."

        To review the effectiveness of assessing the diverse skills, qualifications and backgrounds of director nominations, the Board and each of the three standing Board Committees conduct annual self-evaluations. In addition, the Governance Committee monitors the effectiveness of these procedures on an ongoing basis.

Contacting the Board of Directors

        You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

CORPORATE RESPONSIBILITY

        Plug Power recognizes that environmental, social and governance issues are of increasing importance to many investors. At Plug Power, we are dedicated to strengthening and improving the quality of life in our communities through partnerships, engagement and employee giving and we believe that working together with our communities creates better outcomes on issues that matter to us all. Corporate responsibility is an enterprise-wide commitment and our management team, supported by our Board of Directors, monitors and supports our corporate responsibility efforts.

People and Communities

        We believe in making a positive impact in the communities where we live and work. From organizations dedicated to health, housing and development and children and families in need—we strive to empower the local community through philanthropic efforts. We also encourage our employees to donate to charitable organizations of their choice including through the local chapter of The United Way with whom we have a corporate sponsorship.

Education

        We seek to broaden the educational opportunities of students in our communities who demonstrate a passion for science and technology that extends beyond the classroom. Through hosting education tours for local school groups, support of local science fairs and participation in the Future Cities program, we are working to empower the next generation of inventors and are active in our communities when it comes to educational engagement.

Sustainability

        We are committed to integrating sustainability into our day-to-day operations to conserve, protect and improve the environment we live in.

Diversity and Inclusion

        We invest in the long-term development and engagement of our employees by aspiring to have an increasingly diverse workforce and inclusive environment, training and development programs and a culture where our people can thrive. We are committed to providing and supporting a work environment that promotes equality of opportunity among our employees. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best.

Environmental, Health and Safety Policy

        As a leader in innovative solutions and services that drive technology advancements in the hydrogen and fuel cell industry, Plug Power is committed to responsible business—for our people and for the environment. This responsibility extends from our operations, to our diverse eco-system of partners, and to our customers. We are committed to continued integration and improvement of environmental, health and safety (EHS) management practices into our business.

        To demonstrate our commitment, Plug Power strives to:

  •
  Care for our people and the environment by considering design for EHS principles from a life cycle perspective, in our product design and development, operations and supply chain.

  •
  Protect our employees, community, and the environment by committing to pollution prevention, as well as to creating an injury-free workplace and safety-based culture. We promote a healthy lifestyle and encourage employee health and wellness and work-life balance.

  •
  Engage suppliers to advance sustainability efforts.

  •
  Comply with applicable EHS legal and other customer requirements. We also engage with our stakeholders to understand their needs and expectations.

  •
  Set goals and objectives to address the most significant EHS impacts and risks resulting from our business operations, services and products.

  •
  Regularly monitor and evaluate our EHS performance results to demonstrate continual improvement.

        Plug Power leadership has developed and endorses this EHS policy. In this capacity, leadership is responsible for communicating this policy to our stakeholders, as well as for its effective implementation. All Plug Power employees, suppliers and contractors are expected to uphold this policy and adhere to relevant company EHS policies, procedures and requirements.

Climate Change

        Climate change is a serious environmental, social and economic threat that calls for immediate and collaborative action among all sectors of society. Plug Power acknowledges its role in addressing this global issue and is committed to minimizing its greenhouse gas (GHG) emissions by considering factors in product design and development that enhance energy efficiency and promote responsible energy use and partnering with organizations that are working to address environmental issues including climate change.

Sustainability and Safety

        We are committed to providing a safe and healthful working environment for our employees, which includes maintaining compliance with all applicable federal, state and local laws, rules and regulations relating to workplace safety and conditions. We strive for zero work-related injuries or illnesses. To that end, we have implemented written programs, including a Health and Safety Program and an Injury and Illness Prevention Program, which set forth our policies and procedures for workplace safety, hazard identification and correction, compliance, communication, investigations, training and recordkeeping. Any significant safety or health matters are communicated to the management team, the appropriate Board of Director committees and/or the full Board of Directors.

Environmental, Social and Governance

        We are committed to being a responsible corporate citizen in advancing environment, social and governance initiatives. We endeavor to protect the environment by conserving energy and material resources, including recycling. Our social commitment is reflected through our employees and our corporate culture. We strive to advance diversity and inclusion through talent acquisition programs to attract, retain and develop a diverse, highly skilled work force. We endeavor to create a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in the company's success. With respect to governance, as noted in this Proxy Statement, our board is composed of all independent directors except for our chief executive officer, we have regular director elections, director and executive officer stock ownership requirements and annual board evaluations, as well as various stockholder rights, including no poison pill. Finally, we have a culture of high integrity which starts with our code of conduct. We have procedures to address compliance and ensure awareness of our policies and expectations for ethical behavior.

Cautionary Note Regarding Forward-Looking Statements

        This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," "estimate," "predict," "potential," "continue" or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below. The ages of and biographical information regarding each executive officer is based on information furnished to the Company by each executive officer and is as of April 13, 2020.

Executive Officers	Age	Position
Andrew Marsh	64	President, Chief Executive Officer and Director
Paul B. Middleton	52	Senior Vice President and Chief Financial Officer
Keith C. Schmid	57	Senior Vice President and Chief Operating Officer
Gerard L. Conway, Jr.	55	General Counsel, Corporate Secretary and Senior Vice President
Sanjay K. Shrestha	46	Chief Strategy Officer
Jose Luis Crespo	50	Vice President, Global Sales
Martin D. Hull	52	Corporate Controller and Chief Accounting Officer

        The biographies of each of the executive officers below contains information regarding the person's service as an executive, business experience, director positions held currently or at any time during the last five years, and information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board to determine that the person should serve as an executive officer.

        Andrew Marsh's biographical information can be found in "Information about our Directors" in this Proxy Statement.

        Paul B. Middleton joined Plug Power as Senior Vice President and Chief Financial Officer in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.

        Keith C. Schmid joined Plug Power as Senior Vice President and Chief Operating Officer in 2013. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as Chief Executive Officer of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and Chief Executive Officer of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies, a multinational lead-acid batteries manufacturing company, from 2001 to 2007. Mr. Schmid holds a Master of Science degree in Engineering and a Master in Business Administration from the University of Wisconsin-Madison.

        Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary of Plug Power since September 2004 and, since March 2009, has also served as Senior Vice President of Plug Power. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company. During his tenure at Plug Power, Mr. Conway served as Vice President of Government Relations from 2005 to June 2008 and in that capacity he advocated on energy issues, policies, legislation and regulations on the state, federal, national and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Prior to joining Plug Power,

Mr. Conway spent four years as an Associate with Featherstonhaugh, Conway, Wiley & Clyne, LLP, where he concentrated in government relations, business and corporate law. Mr. Conway has more than 20 years of experience in general business, corporate real estate and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.

        Sanjay K. Shrestha joined the Company as Chief Strategy Officer in 2019. Prior to joining Plug Power, Mr. Shrestha served as the Chief Investment Officer of Sky Solar Holdings, which owned and operated solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owned and operated solar projects in North and South America, since 2015. Under his leadership, Sky Capital America built and acquired over 100MW of operating solar assets and secured a pipeline over 100MW. He also sourced various types of financing solutions to support this growth, including project debt, construction equity and long-term equity. Before global solar IPP, he led the renewables investment banking effort at FBR Capital Markets since 2013. During 2014, and under his leadership, the firm was ranked among the top renewable energy underwriters in the United States. Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets. During his tenure at Lazard Capital Markets, he was a member of the Institutional Investor All America Research team and was also ranked as one of the top five stock pickers on a global basis. Prior to Lazard Capital Markets, Mr. Shrestha was at First Albany Capital, where he built the firm's renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. Mr. Shrestha received a Bachelors of Science from the College of Saint Rose. He brings to the Company almost two decades of experience in the broader clean tech sector.

        Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and in 2016 he was also named General Manager for Hypulsion, the Company's wholly owned European subsidiary. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.

        Martin D. Hull joined Plug Power as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelors of Business Administration with a concentration in Accounting from the University of Notre Dame.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the Company's executive compensation program as it relates to the following "named executive officers."

  •
  Andrew J. Marsh, our President and Chief Executive Officer and a Director;

  •
  Paul B. Middleton, our Chief Financial Officer and Senior Vice President;

  •
  Jose Luis Crespo, our Vice President-Global Sales;

  •
  Keith Schmid, our Chief Operating Officer and Senior Vice President; and

  •
  Gerard L. Conway, Jr., our General Counsel, Corporate Secretary and Senior Vice President.

        The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary and Company Background

        As the architect of modern hydrogen and fuel cell technology, Plug Power is the innovator that has taken hydrogen and fuel cell technology from concept to commercialization. We have revolutionized the material handling industry with our full-service GenKey solution, which is designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. The goals of our compensation programs are to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

        We provide our executive officers with a significant portion of their compensation through cash incentive compensation based upon the achievement of corporate objectives for the year as well as through equity compensation, including premium priced stock options, which are options with exercise prices above the fair market value of the Common Stock on the date of grant. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our corporate and operational performance and, in the case of options, will result in value for the named executive officers only if our stock price increases.

        Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain experienced and highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
Annual cash incentive bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives.	Variable component of pay based on annual corporate quantitative and qualitative goals.
Long-term equity incentive compensation
To encourage executives and other employees to focus on long-term Company performance; to drive long-term stockholder value; to promote retention; to reward outstanding Company and individual performance.
Typically subject to multi-year vesting based on continued service and are primarily in the form of stock options, premium priced stock options and restricted stock, the value of which depends on the performance of our Common Stock price, in order to align employee interests with those of our stockholders over the longer-term.

        In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don't Do
✓ Maintain an industry-specific peer group for benchmarking pay

✓ Target pay based on market norms

✓ Deliver executive compensation primarily through performance-based compensation

✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓ Consult with an independent compensation consultant on compensation levels and practices

✓ Maintain robust stock ownership guidelines

✓ Have a clawback policy that applies to cash and equity incentive compensation

✓ Hold an annual say-on-pay vote

✓ Have a minimum vesting period of one year for equity awards, subject to certain limited exceptions

× Allow hedging of equity without preapproval

× Allow for re-pricing of stock options without stockholder approval

× Provide excessive perquisites

× Provide supplemental executive retirement plans

× Provide any excise tax gross-ups

× Provide single-trigger severance arrangements

        During 2019, we made significant progress on our business goals. The Company is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. Our innovative technology powers electric motors with hydrogen fuel cells in multiple applications. Our solutions meet the needs of an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. We deliver a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs.

        2019 results showcase the best year in the Company's history, setting the stage for meaningful future growth. These results include the following achievements that impacted executive compensation:

  •
  Milestone breakthrough year with first positive adjusted EBITDA (as defined below);

  •
  Four major strategic agreements were secured in 2019;

  •
  Gross billings for the fourth quarter of $96.5 million and full year 2019 of $236.8 million.

Our strategic agreements include:

  •
  A strategic partnership with ENGIE, which provides hydrogen infrastructure, renewable energy, and service programs to offer fully integrated solutions. The global agreement, which has already provided meaningful work, is focused across more than 50 countries to end-users such as distribution centers, manufacturing facilities, and logistic equipment and vehicles for ports and airports.

  •
  Expansion into on-road fuel cell electric vehicles through agreements with StreetScooter/DHL and Lightning Systems. Hydrogen fuel cells provide a distinct value proposition in high-asset utilization applications, as they maximize the vehicle's cargo and payload capacity over battery electric solutions.

  •
  A $172 million multi-year contract with a Fortune 100 customer to provide fuel cell power, hydrogen fuel, storage and dispensing infrastructure, and aftermarket service and support. We expect to deploy 30 sites over the next two years to this anchor customer.

  •
  Secured 12 sites in 2020 for one of our large scale customers, which will include 2,000 fuel cells and related hydrogen infrastructure at these 12 greenfield sites.

Setting Executive Compensation

        The Compensation Committee is responsible for reviewing, and recommending to the Board for approval, the compensation of our executive officers, including our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are "independent" as that term is defined in the applicable NASDAQ Rules. In making its recommendations regarding executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives other than himself. The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with regards to the Chief Executive Officer's compensation. The Compensation Committee makes its determination regarding executive compensation and then makes a recommendation to the Board for approval. The Board discusses the Compensation Committee's recommendations ultimately approves the compensation of the executive officers. As discussed in more detail below, during 2019, the Compensation Committee retained the services of Radford as its external compensation consultant, and the Board and the Compensation Committee considered Radford's input on certain compensation matters as they deemed appropriate.

        In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company. We generally target a competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Independent Compensation Consultant

        During late 2018 and early 2019, the Compensation Committee retained Radford as an independent compensation consultant to provide advisory services to aid the Compensation Committee in its oversight of executive and non-employee director compensation. Radford did not perform any other services for the Company in 2018 or 2019. The Compensation Committee provided Radford with background regarding the goals of our compensation program and the parameters of the competitive review of executive compensation packages to be conducted by Radford. Radford was instructed to benchmark all components of compensation for all executive officer positions, including base salary, bonus and equity compensation. The Compensation Committee also instructed Radford to review the public disclosure by our peer companies concerning their executive compensation models and guidelines and compare them to our actual compensation practices.

        Our Compensation Committee has assessed the independence of Radford consistent with NASDAQ listing standards and has concluded that the engagement of Radford does not raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

        In evaluating the total compensation of our named executive officers, our Compensation Committee, using information provided by Radford, establishes a peer group of publicly traded companies. Developing a compensation peer group for the Company for compensation comparison purposes is challenging because there are few pure fuel cell peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. Nonetheless, we strive to establish a peer group that provides appropriate compensation data for evaluating the competitiveness of our compensation program and we believe that the mix of companies in the technology and fuel cell industries that comprise our compensation peer group provides appropriate reference points for compensation and performance comparisons. However, the companies in our peer group have historically differed from the companies used as peers by some proxy advisory firms. These differences in the composition of compensation peer groups can result in substantial differences in how such firms view our compensation relative to our peers.

        Our peer group is selected based on a balance of the following criteria:

  •
  companies with similar executive positions to ours;

  •
  companies against which we believe we compete for executive talent; and

  •
  public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

        Based on these criteria, our peer group for 2019, as approved by our Compensation Committee, was comprised of the following 22 companies:

AeroVironment, Inc.	EMCORE Corporation	Nanometrics Incorporated
Allied Motion Technologies Inc.	FormFactor, Inc.	PAR Technology Corporation
Ambarella, Inc.	FuelCell Energy, Inc.	Photronics, Inc.
Ballard Power Systems Inc.	Harmonic Inc.	Rambus Inc.
CalAmp Corp.	Inphi Corporation	Stoneridge, Inc.
Clean Energy Fuels Corp.	KVH Industries, Inc.	Thermon Group Holdings, Inc.
Clearfield, Inc.	Maxwell Technologies, Inc.
DSP Group, Inc.	MTS Systems Corporation

        Our Compensation Committee also uses data from the Radford Global Technology executive compensation survey (the "Radford Survey"), to evaluate the competitive market when formulating its recommendation for the total direct compensation packages for our executive officers. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.

        Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. While competitive practice is an important component of our compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs and we do not automatically target our executive compensation at a specific percentage of the peer group average. Instead the Compensation Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward "at risk" performance-based compensation.

Role of Stockholder Say-On-Pay Votes

        We pay careful attention to any feedback we receive from our stockholders about our executive compensation program. At our 2019 Annual Meeting of Stockholders, we conducted our annual non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay" vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer

Protection Act of 2010. Approximately 67% of the votes present and entitled to vote by stockholders on this proposal were cast in support of the compensation paid to our named executive officers. Although the results of the say on pay vote are advisory and not binding on the Company, the Board or the Compensation Committee, we value the opinions of our stockholders and take the results of the say-on-pay vote into account when making decisions regarding the compensation of our named executive officers. On-going discussions with stockholders provide an opportunity for us to explain the philosophy and structure of our executive compensation program, clarify aspects that stockholders may not fully understand, and receive feedback from stockholders regarding program design and details, all of which help to guide us in our preparation of this Compensation Discussion and Analysis section of this Proxy Statement.

        In 2019, we contacted our top 25 stockholders and held discussions with each of the stockholders who responded, including our largest stockholder. Discussions with a number of these stockholders were generally led by our in-house legal counsel and Corporate Secretary. In response to the feedback received and as further incentive for our executive officers to drive long-term stock price growth, we have modified our equity compensation practices to add premium priced stock options that have exercise prices approximately 17.5% higher than the closing price of our Common Stock on the date of grant to the mix of equity awards granted to our named executive officers for 2019. Premium priced stock options are inherently performance-based as our executive officers will only realize value from such awards if our stock price exceeds the exercise price of these stock options, which is higher than the price of our Common Stock on the date of grant. In addition, in 2019, the Board adopted a clawback policy that applies to cash and equity incentive compensation, which is described in more detail below, and have enhanced the disclosure of our executive compensation in this Compensation Discussion and Analysis . We continue to be receptive to input from stockholders concerning our executive compensation programs and consider any such feedback when making design adjustments to our plans.

        Following the results of our say-on-frequency vote conducted in connection with our 2017 Annual Meeting of Stockholders in which the highest number of votes were cast for an "annual" frequency for our non-binding, advisory vote on executive compensation, we provide our stockholders with the opportunity to cast an annual say-on-pay vote. The next say-on-frequency vote on executive compensation will occur no later than our Annual Meeting of Stockholders in 2023.

Our Executive Compensation Programs

        The primary components of our executive compensation program are base salary, annual incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Consistent with the emphasis we place on pay-for-performance, annual performance-based bonuses and long-term equity incentive compensation in the form of stock options, premium priced stock options and restricted stock constitute a significant portion of our total executive compensation.

        Within the context of the overall objectives of our compensation programs, our Compensation Committee and Board of Directors determined the specific amounts of compensation to be paid to each of our executives in 2019 based on a number of factors, including:

  •
  Review of the report provided by Radford in early 2019 showing the amount of compensation paid by our peer companies to their executives with similar roles and responsibilities;

  •
  Our executives' and Company performance during 2019 in general and as measured against predetermined performance goals;

  •
  The nature, scope and level of our executives' responsibilities;

  •
  Our executives' effectiveness in leading the Company's initiatives to increase customer and stockholder value, productivity and revenue growth;

  •
  The individual experience and skills of, and expected contributions from, our executives;

  •
  Our executive's contribution to the Company's commitment to corporate responsibility, including our executive's success in creating a culture of unyielding integrity and compliance with applicable law and the Company's ethics policies;

  •
  The amounts of compensation being paid to our other executives;

  •
  Our executive's contribution to our financial results;

  •
  Our executives' historical compensation at our Company; and

  •
  Any contractual commitments we have made to our executives regarding compensation.

        Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation. Compensation paid to our named executive officers in 2019 is discussed under each element. In the descriptions below, we have identified particular compensation objectives which we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

  Base Salary

        We pay our executives a base salary which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their day-to-day contributions and overall performance.

        Our executives' base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our Company, our executives' performance and increased experience, any changes in our executives' roles and responsibilities, and other factors. After a review of 2018 base salaries, and with input from Radford, the Board and the Compensation Committee determined not to make any adjustments to annual base salaries of our named executive officers for 2019 and to maintain the same annual base salaries as in effect for 2018. The following table sets forth the annual base salaries for our named executive officers for each of 2018 and 2019 as well as the percentage increase year-over-year:

Name	2018 Base Salary ($)	2019 Base Salary ($)	% Increase over 2018
Andrew J. Marsh	600,000	600,000	0%
Paul B. Middleton	375,000	375,000	0%
Jose Luis Crespo	220,000	220,000	0%
Keith Schmid	391,000	391,000	0%
Gerard L. Conway, Jr.	335,000	335,000	0%

  Annual Incentive Bonuses

        Our named executive officers are eligible to receive annual incentive bonuses based on our pay-for-performance incentive compensation program. Annual incentive bonuses for 2019 were based upon Company performance as measured against pre-determined performance goals, including financial measures, achievement of strategic objectives, and other factors as described in more detail below. The primary objective of this program is to motivate and reward our named executive officers for meeting Company performance goals that drive the long-term success of our business.

        At the beginning of the year, the Compensation Committee and the Board established target and threshold attainment levels for each of our named executive officers based on a percentage of his base salary. The threshold level for each performance goal is considered challenging for the executive to attain, and the executive would meet expectations if he achieved this level. The target attainment level is considered very challenging for the executive to attain, and the executive would need to exceed expectations to achieve this level. The stretch attainment level is considered exceptionally challenging for the executive to attain, and the executive would need to far exceed expectations to achieve this level. If a performance threshold goal is not met, then the executive does not earn the portion of the bonus award attributable to that objective. If actual performance exceeds the threshold, the bonus is scaled in accordance with the table below. The table below sets forth, for each named executive officer, the threshold, target and stretch bonus amounts both as a percentage of the named executive officer's base salary and in dollars.

Name	2019 Threshold Annual Incentive Bonus (% of 2019 Base Salary)	2019 Threshold Annual Incentive Bonus Opportunity ($)	2019 Target Annual Incentive Bonus (% of 2019 Base Salary)	2019 Target Annual Incentive Bonus Opportunity ($)	2019 Stretch Annual Incentive Bonus (% of 2019 Base Salary)	2019 Stretch Annual Incentive Bonus Opportunity ($)
Andrew J. Marsh	65%	390,000	100%	600,000	135%	810,000
Paul B. Middleton	65%	243,750	100%	375,000	135%	506,250
Jose Luis Crespo	100%	220,000	200%	440,000	400%	880,000
Keith Schmid	65%	254,150	100%	391,000	135%	527,850
Gerard L. Conway, Jr.	50%	167,500	75%	251,250	100%	335,000

        At the beginning of each year the Compensation Committee and the Board approve Company performance goals. The actual amounts of annual incentive bonuses for 2019 were determined based on achievement of these predetermined corporate objectives. The 2019 Company goals approved by our Board and Compensation Committee, the relative weightings assigned to each goal at the beginning of the year, and the Board and Compensation Committee's determination regarding our actual achievement during the performance period as a percentage of our target Company goals, and the weighted performance against these Company goals for 2019, were as follows:

2019 Company Goals	Relative Weighting	Actual Achievement for 2019 (as a % of target)	Weighted Performance
Gross Billings
Threshold: $230 Million Target: $260 Million Stretch: $290 Million	35%	72.88%	25.51%
Adjusted EBITDA
Threshold: Breakeven Target: $10 Million Stretch: $15 Million	35%	141.97%	49.69%
Bookings of Fuel Cell Mobile Applications Other Than Material Handling
Threshold: One Target: Two Stretch: Three	30%	100%	30%
2019 Company Goal Achievement	100%		105.2%

        Adjusted EBITDA is defined as operating income (loss), plus provision for common stock warrants, plus stock based compensation, plus depreciation and amortization, plus right of use asset depreciation and interest associated with Power Purchase Agreement (PPA) financings, plus restructuring and other nonrecurring charges.

        After completion of the fiscal year, initially the Chief Executive Officer and other members of management, as appropriate, make a recommendation to the Compensation Committee of the Board for each executive's bonus amount based on his level of attainment of each of the Company goals (with the exception of the Chief Executive Officer himself whose level of attainment is evaluated by the Compensation Committee directly). The Board, after review and discussion and recommendation from the Compensation Committee, determines the final level of attainment for each of the performance goals and the amount of each executive's annual incentive bonus. The actual cash incentive bonus amounts paid to our named executive officers with respect to performance in 2019 as well as the actual cash incentive bonus amounts as a percentage of target are set forth in the table below.

Name	2019 Annual Incentive Bonus Payment ($)	2019 Annual Incentive Bonus Payment (% of 2019 Target Annual Incentive Bonus Opportunity)
Andrew J. Marsh	631,200	105.2%
Paul B. Middleton	394,500	105.2%
Jose Luis Crespo	505,340	114.9%
Keith Schmid	411,332	105.2%
Gerard L. Conway, Jr.	264,315	105.2%

  Long-Term Equity Incentive Compensation

        Historically, we have granted long-term equity incentive awards in the form of stock options and restricted stock to executives as part of our total compensation package. In 2019, we chose to use a combination of stock options, premium priced stock options, and restricted stock. Consistent with our emphasis on pay-for-performance based incentive compensation, these awards represent a significant portion of total executive compensation. Based on the stage of our Company's development and the incentives we aim to provide to our executives, we have chosen to use either stock options or a combination of stock options and restricted stock as our long-term equity incentive awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation are based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our Company.

        Stock option awards and premium priced stock option awards provide our executive officers with the right to purchase shares of Common Stock at a fixed exercise price typically for a period of up to ten years. Stock options generally vest over three years, beginning with one-third vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date and the final one-third vesting on the third anniversary of the grant date, subject to continued service to the Company and acceleration in certain circumstances. Stock option awards are made pursuant to our Third Amended and Restated 2011 Stock Option and Incentive Plan (the "2011 Plan"). Except as may otherwise be provided in the applicable stock option award agreement, stock option awards become fully exercisable upon a "change of control" (as defined in the 2011 Plan). The exercise price of each stock option is equal to, or, in the case of premium priced stock options, in excess of, the closing price of Common Stock on the NASDAQ Capital Market as of the option grant date.

        Restricted stock awards provide our executive officers with a long-term incentive alternative to the stock option awards. Restricted stock awards generally vest in equal annual installments over three years from the date of grant, subject to continued employment with the Company.

        We consider a number of factors in determining the number of shares subject to stock options and the number of shares of restricted stock, if any, to grant to our executives, including:

  •
  the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our named executive officers and the number of shares subject to unvested restricted stock awards held by our named executive officers;

  •
  the vesting schedule of the unvested stock options and restricted stock awards held by our named executive officers; and

  •
  the amount and percentage of our total equity on a diluted basis held by our named executive officers.

        The table below sets forth information regarding stock options, including premium priced stock options, granted to our named executive officers in 2019:

Name	Number of Shares Subject to Premium Priced Stock Options (#)	Exercise Price Per Share of Premium Priced Stock Options ($)	Number of Shares Subject to Non-Premium Priced Stock Options (#)	Exercise Price Per Share of Non-Premium Priced Stock Options ($)
Andrew J. Marsh	325,000	2.62	325,000	2.23
Paul B. Middleton	125,000	2.62	125,000	2.23
Jose Luis Crespo	100,000	2.62	100,000	2.23
Keith Schmid	125,000	2.62	125,000	2.23
Gerard L. Conway, Jr.	100,000	2.62	100,000	2.23

        The table below sets forth information regarding restricted stock awards granted to our named executive officers in 2019:

Name	Number of Restricted Shares (#)
Andrew J. Marsh	650,000
Paul B. Middleton	250,000
Jose Luis Crespo	200,000
Keith Schmid	250,000
Gerard L. Conway, Jr.	200,000

  Broad-Based Benefits

        All full-time employees, including our named executive officers, are eligible to participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan on the same basis as other employees.

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes.

  Relationship of Executive Compensation to Risk

        The Compensation Committee considers whether the design of the Company's executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company's incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines and our clawback policy, each as described in this Compensation Discussion and Analysis. Based on its review, the Compensation Committee believes that the Company's executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary and excessive risk.

  Stock Ownership Guidelines

        The Board has adopted stock ownership guidelines for executives, including our named executive officers, and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which named executive officers are expected to comply within five (5) years or the date the individual is first appointed as an executive. The target stock holdings are determined as a multiple of the named executive officer's base salary (5x for the Chief Executive Officer and 3x for the other named executive officers) and then converted to a fixed number of shares using a 200-day average stock price. The following shares are included in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) restricted stock issued as part of an executive's annual or other bonus (whether or not vested); (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of 33%; and (vi) shares held in trust. The named executive officers who are required to be in compliance with the stock ownership guidelines are in compliance.

  Hedging Policy

        The Company maintains an internal "Insider Trading Policy" that is applicable to our executive officers and directors. Among other things, the policy prohibits any employee of the Company (including directors or executive officers) from (i) engaging in short sales of the Company's securities and from trading in puts, calls or options in respect of the Company's securities, (ii) buying or selling puts, calls or other derivative securities of the Company or engaging in any other hedging transactions with respect to the Company's securities or (iii) purchasing any securities of the Company with money borrowed from a bank, brokerage firm or other person for the purchase of purchasing securities or using the Company's securities as collateral in a margin account.

  Clawback Policy

        In March 2019, our Compensation Committee and Board of Directors adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers, who are subject to the reporting requirements of Section 16 of the Exchange Act. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and/or intentional misconduct by a covered executive, our Compensation Committee may require the covered executive to repay to us any excess compensation received by the covered executive during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term equity incentive compensation received by a covered executive during the three-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation's principal executive officer and up to three other executive officers (other than the principal financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act, because they are the corporation's most highly-compensated executive officers and (ii) qualifying "performance-based compensation" was not subject to this deduction limit if specified requirements are met.

        Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation's principal financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently materially modified), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for "performance-based compensation" is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

        In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders' interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, or director with a "gross-up" or other reimbursement payment for any tax liability that the executive officer or director might owe as a result of the application of Sections 280G or 4999 of the Code.

  Section 409A of the Internal Revenue Code

        Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives "deferred compensation" that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

  Accounting for Stock-Based Compensation

        We follow FASB ASC 718 for our stock-based compensation awards. FASB ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including options to purchase shares of our Common Stock and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report

        The following Report of the Compensation Committee of the Board of Directors will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

        The Compensation Committee reviews and evaluates individual executive officers and determines the compensation for each executive officer (See "Executive Compensation"). The Compensation Committee also oversees management's decisions concerning the performance and compensation of other Company officers, administers the Company's incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company's benefit, perquisite and employee equity programs, and reviews the Company's management succession plans. A more complete description of the Compensation Committee's functions is set forth in the Compensation Committee's charter which is published on the "Investors" section of the

Company's website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the NASDAQ Rules.

        In general, the Compensation Committee designs compensation to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company's stockholders. We rely upon our judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting our judgments include: the executive's performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive's responsibilities; the executive's contribution to the Company's financial results; the executive's effectiveness in leading the Company's initiatives to increase customer value, productivity and revenue growth; and the executive's contribution to the Company's commitment to corporate responsibility, including the executive's success in creating a culture of unyielding integrity and compliance with applicable law and the Company's ethics policies.

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company's Proxy Statement relating to the Company's 2020 Annual Meeting of Stockholders. This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Gary K. Willis (Chairman)
Johannes M. Roth
George C. McNamee

Compensation Committee Interlocks and Insider Participation

        During 2019, Messrs. Willis (Chairman), McNamee, and Roth served as members of the Compensation Committee. None of the members of our Compensation Committee was an employee or officer of the Company during 2019, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

2019 Summary Compensation Table

        The amounts in the table below are a summary of the components of compensation the Company's named executive officers received in the last three fiscal years:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Andrew J. Marsh	2019	600,000	1,449,500	999,700	(7)	631,200	15,170	(4)	3,695,570
President, Chief Executive	2018	600,000	980,000	775,000		300,000	14,920		2,669,920
Officer and Director	2017	600,000	—	2,366,000		150,000	14,670		3,130,670
Paul B. Middleton	2019	375,000	557,500	384,500	(8)	394,500	15,170	(4)	1,726,670
Chief Financial Officer	2018	375,000	392,000	310,000		187,500	14,920		1,279,420
and Senior Vice President	2017	375,000	—	929,500		93,750	14,670		1,412,920
Jose Luis Crespo	2019	220,000	446,000	307,600	(9)	505,340	14,668	(5)	1,493,608
Vice President-Global	2018	220,000	392,000	310,000		220,000	14,691		1,156,691
Sales	2017	220,000	—	549,250		220,000	14,188		1,003,438
Keith Schmid	2019	391,000	557,500	384,500	(10)	411,332	15,170	(4)	1,759,502
Chief Operating Officer	2018	391,000	490,000	387,500		195,500	14,920		1,478,920
and Senior Vice President	2017	391,000	—	1,098,500		97,750	14,670		1,601,920
Gerard L. Conway, Jr.	2019	335,000	446,000	307,600	(11)	264,315	15,054	(6)	1,367,969
General Counsel,	2018	301,154	392,000	310,000		125,625	14,691		1,143,470
Corporate Secretary and	2017	280,000	—	549,250		52,500	14,345		896,095
Senior Vice President

(1)
This column represents the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of Plug Power stock on the date of grant. For additional information on stock awards, refer to note 15 of the Company's consolidated financial statements in the Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(2)
This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 15 of the Company's consolidated financial statements in our Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the Company's accounting expense, excluding the impact of estimated forfeitures, for these awards, and do not correspond to the actual value that will be recognized by our named executive officers.

(3)
This column represents the amount of bonuses earned by executives under our non-equity incentive plan.

(4)
Includes the Company's share of contributions on behalf of each of Messrs. Marsh, Middleton and Schmid to the Plug Power 401(k) savings plan in the amount of $14,000 in 2019 and payment of $1,170 for life insurance premiums in 2019.

(5)
Includes the Company's share of contributions on behalf of Mr. Crespo to the Plug Power 401(k) savings plan in the amount of $14,000 in 2019 and payment of $668 for life insurance premiums in 2019.

(6)
Includes the Company's share of contributions on behalf of Mr. Conway to the Plug Power 401(k) savings plan in the amount of $14,000 in 2019 and payment of $1,045 for life insurance premiums in 2019.

(7)
Includes premium priced stock options with a grant date fair value of $490,750.

(8)
Includes premium priced stock options with a grant date fair value of $188,750.

(9)
Includes premium priced stock options with a grant date fair value of $151,000.

(10)
Includes premium priced stock options with a grant date fair value of $188,750.

(11)
Includes premium priced stock options with a grant date fair value of $151,000.

  Pay Ratio Disclosure

        Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the principal executive officer ("PEO"). The PEO of our Company is Mr. Marsh.

        We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the new required disclosure is to provide a measure of the equitability of pay within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

        For 2019, the annual total compensation of Mr. Marsh, our PEO, of $3,695,570 as shown in the Summary Compensation Table above, was approximately 47 times the annual total compensation of $78,621 of the median employee calculated in the same manner. We identified the median employee using the amount reported as compensation on the employee's Form W-2 for the year ended December 31, 2017 for all individuals who were employed by us on December 31, 2017, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis). In evaluating whether to re-determine our "median employee" for 2019, we concluded that it was appropriate to use our median employee from 2017 and 2018 because changes to our employee population and employee compensation programs would not result in a significant change to our pay ratio disclosure.

Grants of Plan-Based Awards

        The following table sets forth information concerning the grants of plan-based awards to the Company's named executive officers during the year ended December 31, 2019.

						All Other Option Awards: Number of Securities Underlying Options (#)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (#)(3)			Grant Date Fair Value of Stock and Option Awards ($)(6)
							Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Stretch ($)
Andrew Marsh	—	390,000	600,000	810,000
	08/19/19	—	—	—	650,000	—		1,449,500
	08/19/19	—	—	—		325,000	2.23	508,950
	08/19/19	—	—		—	325,000(7)	2.62	490,750
Paul B. Middleton		243,750	375,000	506,250
	08/19/19	—	—		250,000	—		557,500
	08/19/19	—	—	—	—	125,000	2.23	195,750
	08/19/19	—	—		—	125,000(7)	2.62	188,750
Jose Luis Crespo	—	220,000	440,000	880,000
	08/19/19	—	—		200,000	—		446,000
	08/19/19	—	—	—	—	100,000	2.23	156,600
	08/19/19	—	—		—	100,000(7)	2.62	151,000
Keith Schmid	—	254,150	391,000	527,850
	08/19/19	—	—		250,000	—		557,500
	08/19/19	—	—	—	—	125,000	2.23	195,750
	08/19/19	—	—		—	125,000(7)	2.62	188,750
Gerard L. Conway, Jr.	—	167,500	251,250	335,000
	08/19/19	—	—		200,000	—		446,000
	08/19/19	—	—	—	—	100,000	2.23	156,600
	08/19/19	—	—		—	100,000(7)	2.62	151,000

(1)
Each grant was approved by our Compensation Committee on the grant date indicated.

(2)
The amounts reported represent the threshold, target, and stretch amounts of potential cash payouts under our annual incentive bonus program. The actual amounts paid for fiscal year 2019 are disclosed in the "Non-Equity Incentive Plan Compensation" column of the 2019 Summary Compensation Table above.

(3)
This column shows the number of restricted shares granted in 2019 to our named executive officers. The restrictions lapse ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive's continued service to us through the applicable vesting date.

(4)
This column shows the number of stock options granted in 2019 to our named executive officers. These options vest and become exercisable ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive's continued service to us through the applicable vesting date.

(5)
This column shows the per share exercise price for the stock options granted.

(6)
This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 15 of the Company's consolidated financial statements in our Form 10-K for the year ended December 31, 2019, as filed with the SEC. These amounts reflect the Company's accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(7)
These represent premium priced stock options with exercise prices approximately 17.5% greater than the closing price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock and option awards by our named executive officers as of December 31, 2019. There were no other stock or option awards held by our named executive officers as of December 31, 2019. For additional information about the awards, see the description of equity incentive compensation in the section titled "Compensation Discussion and Analysis."

		Option Awards(1)(2)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Andrew Marsh	4/13/11	106,600	—	6.10	4/13/21	—	—
	12/13/11	200,000	—	2.17	12/13/21	—	—
	7/24/13	200,000	—	0.37	7/24/23	—	—
	7/24/14	1,000,000	—	5.39	7/24/24	—	—
	7/23/15	750,000	—	2.43	7/23/25	—	—
	8/9/16	937,500	—	1.72	8/9/26	—	—
	8/31/17	933,333	466,667	2.14	8/31/27	—	—
	8/28/18	166,667	333,333	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	333,333	1,053,332
	8/19/19	—	325,000	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	650,000	2,054,000
	8/19/19	—	325,000	2.62	8/19/29	—	—
Paul B. Middleton	12/1/14	250,000	—	3.54	12/1/24	—	—
	7/23/15	250,000	—	2.43	7/23/25	—	—
	8/9/16	300,000	—	1.72	8/9/26	—	—
	8/31/17	366,667	183,333	2.14	8/31/27	—	—
	8/28/18	66,667	133,333	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	133,333	421,332
	8/19/19	—	125,000	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	250,000	790,000
	8/19/19	—	125,000	2.62	8/19/29	—	—
Jose Luis Crespo	2/26/14	200,000	—	4.41	2/26/24	—	—
	7/24/14	50,000	—	5.39	7/24/24	—	—
	7/23/15	250,000	—	2.43	7/23/25	—	—
	8/9/16	200,000	—	1.72	8/9/26	—	—
	8/31/17	216,667	108,333	2.14	8/31/27	—	—
	8/28/18	67,667	133,333	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	133,333	421,332
	8/19/19	—	100,000	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	200,000	632,000
	8/19/19	—	100,000	2.62	8/19/29	—	—

		Option Awards(1)(2)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Keith Schmid	10/23/13	400,000	—	0.57	10/23/23	—	—
	7/24/14	400,000	—	5.39	7/24/24	—	—
	7/23/15	250,000	—	2.43	7/23/25	—	—
	8/9/16	250,000	—	1.72	8/9/26	—	—
	8/31/17	433,333	216,667	2.14	8/31/27	—	—
	8/28/18	83,333	166,667	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	166,667	526,667
	8/19/19	—	125,000	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	250,000	790,000
	8/19/19	—	125,000	2.62	8/19/29	—	—
Gerard L. Conway, Jr.	4/13/11	41,000	—	6.10	4/13/21	—	—
	12/13/11	16,666	—	2.17	12/13/21	—	—
	7/24/13	33,333	—	0.37	7/24/23	—	—
	7/24/14	250,000	—	5.39	7/24/24	—	—
	7/23/15	200,000	—	2.43	7/23/25	—	—
	8/9/16	150,000	—	1.72	8/9/26	—	—
	8/31/17	216,667	108,333	2.14	8/31/27	—	—
	8/28/18	66,667	133,333	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	133,333	421,332
	8/19/19	—	100,000	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	200,000	632,000
	8/19/19	—	100,000	2.62	8/19/29	—	—

(1)
All equity awards were granted pursuant to our 2011 Plan.

(2)
Each equity award vests over a three year period with one-third (1/3) of the shares subject to the award vesting on each of the first three anniversaries of the grant date, subject to the executive's continued service to us through each applicable vesting date.

(3)
This column represents the market value of the unvested restricted stock awards calculated based on the closing price of our common stock ($3.16) on December 31, 2019, the last business date of fiscal year 2019.

Options Exercised and Stock Vested

        The following table sets forth information with respect to the vesting of restricted stock held by each of our named executive officers during the year ended December 31, 2019. None of our named executive officers exercised stock options during the year ended December 31, 2019.

Option Exercises and Stock Vested—2019

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)($)
Andrew Marsh	166,667	356,667
Paul B. Middleton	66,667	142,667
Keith Schmid	83,333	178,332
Gerard L. Conway, Jr.	66,667	142,667
Jose Luis Crespo	66,667	142,667

(1)
Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of vesting.

Employment Agreements

        The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $600,000 and is eligible to: (i) receive an annual incentive bonus targeted at an amount equal to one hundred percent (100%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit plans and executive perquisites. Mr. Marsh's employment may be terminated by the Company with or without "Cause," as defined in the agreement, or by Mr. Marsh for "Good Reason," as defined in the agreement, or without Good Reason upon written notice of termination to the Company. If Mr. Marsh's employment is terminated by the Company without Cause, the Company is obligated to pay Mr. Marsh a lump sum equal to the sum of the following amounts:

  (a)
  one (1) times annual base salary, and

  (b)
  one (1) times the annual incentive bonus for the immediately preceding fiscal year.

        In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to Mr. Marsh's copayment of premium amounts at the active employees' rate, Mr. Marsh will be eligible to continue to participate in the Company's group health, dental, vision and life insurance programs for twelve (12) months following his termination.

        The agreement also provides that if, within twelve (12) months after a "Change in Control," as defined in the agreement, the Company terminates Mr. Marsh's employment without Cause or Mr. Marsh terminates his employment for Good Reason, then he is entitled to:

            (i)  receive a lump sum payment equal to three (3) times the sum of (i) his current annual base salary plus (ii) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher),

           (ii)  accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

          (iii)  subject to Mr. Marsh's copayment of premium amounts at the active employees' rate, continued participation in the Company's group health, dental, vision and life insurance programs for twelve (12) months following such termination.

        The Company and Messrs. Middleton, Schmid, Conway, and Crespo are each parties to an employment agreement pursuant to which, if the executive's employment is terminated by the Company without "Cause," as defined in the applicable agreement, the Company is obligated to pay the executive a lump sum amount equal to one (1) times his annual base salary. In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by the executive will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to the executive's copayment of premium amounts at the active employees' rate, the Company is required to continue paying its share of the premiums for the executive's participation in the Company's group health plans for twelve (12) months following his termination.

        The employment agreements also provide that if, within twelve (12) months after a "Change in Control," as defined in the applicable agreement, the Company terminates such executive's employment without Cause or the executive terminates his employment for "Good Reason" as defined in the applicable agreement, then such executive shall be entitled to:

  (i)
  receive a lump sum payment equal to the sum of (i) his average annual base salary over the three (3) fiscal years immediately prior to the Change in Control (or the executive's annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive's annual bonus in effect immediately prior to the Change in Control, if higher),

  (ii)
  accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination (or, in the case of Mr. Middleton, full accelerated vesting of all stock options and other stock-based awards held by him), and

  (iii)
  subject to the executive's copayment of premium amounts at the active employees' rate, continued payment by the Company of its share of the premiums for the executive's participation in the Company's group health plans for twelve (12) months following the date of termination.

Potential Payments Upon Termination or Change in Control

        The Company and Messrs. Marsh, Middleton, Schmid, Conway and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon termination of employment other than for "Cause" as discussed above in "Employment Agreements."

        Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive's respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time they joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive. Additionally, we believe that providing severance upon a termination of employment without Cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.

        If Mr. Marsh had been terminated without Cause on December 31, 2019 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance package, including, as mentioned above in "Employment Agreements," salary, benefits and accelerated vesting of equity awards, under his employment agreement would have been $2,991,298. If Mr. Middleton, Mr. Schmid, Mr. Conway, or Mr. Crespo had been terminated without Cause on December 31, 2019 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance packages, including, as mentioned above in "Employment Agreements," salary, benefits and accelerated vesting of equity awards, under the employment agreement for such named executive officer would have been as follows: Mr. Middleton—$1,400,800, Mr. Schmid—$1,532,387, Mr. Conway—$1,155,074, and Mr. Crespo—$1,119,084.

        The Company and Messrs. Marsh, Middleton, Schmid, Conway, and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon a termination of employment by the Company without Cause or a resignation by the executive for Good Reason within twelve (12) months following a Change in Control, as discussed above in "Employment Agreements." Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive's respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.

        We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change in control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

        If a Change in Control had occurred on December 31, 2019 and on that date the employment of Mr. Marsh, Mr. Middleton, Mr. Schmid, Mr. Conway, or Mr. Crespo had been terminated by the Company without Cause or the executive had resigned for Good Reason, the value of the of the severance packages, including, as mentioned above in "Employment Agreements," salary, benefits and accelerated vesting of equity awards, under the employment agreements for each such named executive officer would have been as follows: Mr. Marsh—$4,756,683, Mr. Middleton—$2,318,996, Mr. Schmid—$1,509,829, Mr. Conway—$1,135,748, and Mr. Crespo—$1,106,392. The employment agreements provide for a modified cutback such that, any payments or benefits payable under the employment agreements or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either: (i) the full payment or (ii) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. The foregoing numbers do not reflect any cutback. None of the executives are entitled to any tax gross-up payments related to severance payments or otherwise.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

        Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

        As described in the section titled "Compensation Discussion and Analysis," herein, our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, an important portion of compensation for our named executive officers is "at risk," or contingent upon the successful achievement of annual strategic corporate goals that we believe will drive stockholder value. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the Annual Meeting:

    "RESOLVED, that the stockholders of Plug Power Inc. (the "Company") approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        We encourage stockholders to read closely the "Executive Compensation" section of this Proxy Statement beginning with "Compensation Discussion and Analysis" for additional details on the Company's executive compensation programs and philosophy.

        This vote is advisory, and therefore will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value constructive dialogue with, and the opinions of, our stockholders on executive compensation and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Vote Required for Approval

        A quorum being present, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Series C Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal is required to approve this resolution.

Recommendation of the Board

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

        The Audit Committee of the Board has appointed the firm of KPMG LLP to serve as independent auditors of the Company for 2020. KPMG LLP has served as the Company's independent auditors since December 3, 2001. The Audit Committee reviewed and discussed its selection of KPMG LLP for 2020. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of the independent auditors is ratified, the Audit Committee in its discretion may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The Audit Committee has implemented procedures under the Company's Audit Committee pre-approval policy for audit and non-audit services (the "Pre-Approval Policy") to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with KPMG LLP, see "Committees and Meetings of the Board of Directors" and "Audit Committee Report" above.

        Representatives of KPMG LLP attended all seven meetings of the Audit Committee in-person in 2019. We expect that a representative of KPMG LLP will attend the Annual Meeting online, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Vote Required for Approval

        A quorum being present, the affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Series C Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal is required for the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2020.

Recommendation of the Board

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS PLUG POWER INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

 RELATED PARTY TRANSACTIONS POLICIES AND PROCEDURES
AND TRANSACTIONS WITH RELATED PERSONS

        The Board has adopted a written related party transaction policy that requires the Company's General Counsel, together with outside counsel as necessary, to evaluate potential transactions to which the Company is a participant and in which a related party or an affiliate of a related party has an interest prior to the Company entering into any such transaction to determine whether such contemplated transaction requires the approval of the Board, the Audit Committee, both or neither. The policy defines a "related party" as: (i) the Company's directors or executive officers, (ii) the Company's director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company's voting securities, or (iv) the immediate family members of any of the persons listed in items (i)-(iii).

        Other than as otherwise disclosed herein, since January 1, 2019, there was no transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of Common Stock as of April 13, 2020 (except as otherwise indicated) by:

  •
  all persons known by us to have beneficially owned 5% or more of the Common Stock;

  •
  each director of the Company;

  •
  the named executive officers; and

  •
  all directors and executive officers as a group.

        The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
BlackRock, Inc.(3)	21,540,398	6.7%
Andrew Marsh(4)	3,808,437	*
Johannes Minho Roth(5)	3,225,682	*
Keith Schmid(6)	1,829,833	*
George C. McNamee(7)	1,498,568	*
Paul B. Middleton(8)	1,340,505	*
Gary K. Willis(9)	645,828	*
Maureen O. Helmer(10)	527,726	*
Jose Luis Crespo(11)	462,522	*
Gregory Kenausis(12)	410,909	*
Gerard L. Conway, Jr.(13)	406,828	*
Lucas P. Schneider(14)	304,190	*
Martin D. Hull(15)	116,534	*
Jonathan Silver(16)	149,287	*
Sanjay Shrestha(17)	50,000	*
All executive officers and directors as a group (14 persons)(18)	14,776,849	4.5%

*
Represents less than 1% of the outstanding shares of Common Stock

(1)
Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.

(2)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of April 13, 2020, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of April 13, 2020 but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 323,158,795 shares of Common Stock outstanding as of April 13, 2020. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

(3)
Information is based on a Schedule 13G filed with the SEC on February 5, 2020. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Includes 3,544,100 shares of Common Stock issuable upon exercise of outstanding options.

(5)
Includes (a) 231,020 shares of Common Stock issuable upon exercise of outstanding options and (b) 2,782,075 shares of Common Stock issuable upon conversion of Series C Preferred Stock owned by Five T Capital Holding AG, of which Mr. Roth is the Managing Director and Chairman, and Five More Special Situations Fund Limited, of which Mr. Roth has equity interests. Mr. Roth disclaims beneficial ownership of the shares of Series C Preferred Stock directly held by Five T Capital Holding AG and Five More Special Situations Fund Limited, except to the extent of his pecuniary interest therein, if any, and this disclosure shall not be deemed an admission that Mr. Roth is the beneficial owner of any of such shares.

(6)
Includes 1,716,666 shares of Common Stock issuable upon exercise of outstanding options.

(7)
Includes 259,020 shares of Common Stock issuable upon exercise of outstanding options, and 365,000 shares of Common Stock held by a family trust.

(8)
Includes 1,233,334 shares of Common Stock issuable upon exercise of outstanding options.

(9)
Includes 249,420 shares of Common Stock issuable upon exercise of outstanding options.

(10)
Includes 243,420 shares of Common Stock issuable upon exercise of outstanding options.

(11)
Includes 380,767 shares of Common Stock issuable upon exercise of outstanding options.

(12)
Includes 221,020 shares of Common Stock issuable upon exercise of outstanding options.

(13)
Includes 291,000 shares of Common Stock issuable upon exercise of outstanding options.

(14)
Includes 187,372 shares of Common Stock issuable upon exercise of outstanding options

(15)
Includes 80,000 shares of Common Stock issuable upon exercise of outstanding options

(16)
Includes 104,376 shares of Common Stock issuable upon exercise of outstanding options

(17)
Includes 50,000 shares of Common Stock issuable upon exercise of outstanding options

(18)
Includes 8,791,515 shares of Common Stock issuable upon exercise of outstanding options

DELINQUENT SECTION 16(a) REPORTS

        Section 16(a) of the Exchange Act requires the Company's officers, as defined by Section 16, directors, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such filings, we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2019, except that Form 4s were filed late on July 1, 2019 for Messrs. McNamee, Willis, Roth, Kenausis, Schneider, Silver, Graves, and Ms. Helmer, in each case for stock grants made pursuant to the Company's Director Compensation Policy and in accordance with the Company's Third Amended and Restated 2011 Stock Option and Incentive Plan.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2021 Annual Meeting of Stockholders must be received by the Company on or before December 30, 2020 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

        Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at the Company's 2021 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than February 5, 2021 and no later than March 7, 2021. If the date of the 2021 Annual Meeting is scheduled for a date more than 30 days before or more than 60 days after June 5, 2021, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made, as set forth in the Company's By-laws. Stockholder proposals must include all supporting documentation required by the Company's By-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

        The Notice of Annual Meeting, this Proxy Statement, and the 2019 Annual Report on Form 10-K are available at www.proxyvote.com. Stockholders can elect to receive paper copies in the mail by visiting at www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, NY 12110 or by contacting the Company at (518) 782-7700.

        Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.

        "Householding" is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Stockholders who share a common address and who have not opted out of the householding process should receive a single copy of the Notice of the Annual Meeting for each account. If you received more than one copy of the Notice of the Annual Meeting, you may elect to household in the future; if you received a single copy of the Notice of the Annual Meeting, you may opt out of householding in the future, in either case, by writing to the Company at the following address, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, or by calling the Company at (518) 782-7700.

        In any event, you may obtain a copy of this Proxy Statement by writing to the Company at the following address: Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.

PLUG POWER INC. 968 Albany Shaker Road Latham, NY 12110 INVESTOR NAME AND ADDRESS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED To withhold authority to vote for any individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All WithholdFor All All Except The Board of Directors recommends you vote FOR the following Class III directors: 1. Election of Class III Directors: 01 Lucas P. Schneider 02 Jonathan Silver The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. The approval of the non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the proxy statement. 3. The ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments mark here. (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature Date ACTIVE/103030022.3

Importance Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com Annual Meeting of Stockholders of PLUG POWER INC. June 5, 2020 at 10:00 AM Eastern Time SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2020, and hereby appoint(s) each of Andrew Marsh and Gerard L. Conway, Jr. as proxy, with the power to appoint his substitute, to represent and to vote all of the shares of the Series C Redeemable Convertible Preferred Stock that the stockholder(s) is/are entitled to vote on an as-converted basis, voting together as a single class with the stockholders of the Common Stock at the Annual Meeting of Stockholders to be held over the Internet at www.viewproxy.com/PlugPower/2020/VM and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2020. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN ITEM 2, AND "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 IN ITEM 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side ACTIVE/103030022.3

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Mark, sign and date your proxy card and return it in the postage-paid envelope we have John Sample 234567 1234567 NY 11717. 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class III Directors Nominees 01 Lucas P. Schneider 02 Jonathan Silver The Board of Directors recommends you vote FOR proposals 2 and 3. 2The approval of the non-binding advisory resolution regarding the compensation of the Company's named executive officers as described in the proxy statement. 3The ratification of KPMG LLP as the Company's independent registered public accounting firm for 2020. For 0 0 Against 0 0 Abstain 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend and vote via the Internet during the Annual Meeting. See proxy statement for detailed instructions on how to register and attend. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000466329_1 R1.0.1.18 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY INTERNET AT THE MEETING - www.viewproxy.com/PlugPower/2020/VM Attend the meeting via the Internet and vote during the meeting provided certain requirements are met. Registration is required at www.viewproxy.com/PlugPower/2020 by 11:59 pm ET on June 2, 2020. VOTE BY PHONE - 1-800-690-6903 on June 4, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 C/O BROADRIDGE PO BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com Annual Meeting of the Stockholders of PLUG POWER INC. June 5, 2020 at 10:00 AM Eastern Time SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2020, and hereby appoint(s) each of Andrew Marsh and Gerard L. Conway, Jr. as proxy, with the power to appoint his substitute, to represent and to vote all of the shares of Common Stock of PLUG POWER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 5, 2020, over the Internet at www.viewproxy.com/PlugPower/2020/VM and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2020 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED IN ITEM 1, "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN ITEM 2, AND "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020 IN ITEM 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side 0000466329_2 R1.0.1.18